Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the First Community Financial Partners, Inc. 2016 Equity Incentive Plan of our report dated March 11, 2016 on the consolidated financial statements of First Community Financial Partners, Inc. included in First Community Financial Partners, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ CliftonLarsonAllen LLP
Oak Brook, Illinois
June 3, 2016